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                                                                 Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-82794 and Form S-8 No. 33-82790) pertaining to certain stock option plans of the Company, of our report dated January 26, 1996, with respect to the financial statements and schedule of CIMA LABS INC., included in the Annual Report (Form 10-K/A Amendment No. 1) for the year ended December 31, 1995.


                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
May 29, 1996